                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No. 1)

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                            MICROPOLIS CORPORATION
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[_]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[X]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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Notes:

                            MICROPOLIS CORPORATION
                             21211 NORDHOFF STREET
                         CHATSWORTH, CALIFORNIA 91311

                          NOTICE AND PROXY STATEMENT
                   FOR ACTION TO BE TAKEN BY WRITTEN CONSENT
                     IN LIEU OF A MEETING OF STOCKHOLDERS

To Our Stockholders:

  Attached hereto is a Proxy Statement which solicits the written consent of the Stockholders of Micropolis Corporation, a Delaware corporation (the "Company"), for the following actions:

  1. To authorize and approve an amendment to the Stock Option Plan for Executive and Key Employees (the "Employee Plan") of Micropolis Corporation to increase the number of shares of Common Stock authorized for issuance thereunder from 2,400,000 to 3,150,000; and

  2. To authorize and approve an amendment to the Stock Option Plan for Independent Directors of Micropolis Corporation (the "Directors Plan") to add a provision for the automatic granting of options to purchase 20,000 shares of Common Stock when a Director who is not an employee or affiliate of the Company initially is appointed to the position of Vice-Chairman of the Board.

  These proposed amendments are described in detail in the attached Proxy Statement.

  The Board of Directors has approved these amendments and is asking for Stockholder approval by written consent in lieu of a meeting at this time because the newly reorganized Compensation Committee of the Board wishes to increase the emphasis on stock options in the compensation of the executive and key employees and directors of the Company. Attached to the Proxy Statement as Appendix A is the Board of Directors' Consent Resolution which provides for approval of the amendment to the Employee Plan. Attached to the Proxy Statement as Appendix B is the Board of Directors Consent Resolution which provides for approval of the amendment to the Directors Plan. The next Annual Meeting of Stockholders of Micropolis Corporation is expected to be held in April 1996 and the Committee wishes to be able to award additional option grants earlier.

                                         By Order of the Board of Directors

                                                 Ericson M. Dunstan
                                                      Secretary

Chatsworth, California
September 29, 1995

 In order to ensure your representation in the action to be taken by written consent you are requested to sign and date the enclosed proxy as promptly as possible and return it in the enclosed envelope (to which no postage need be affixed if mailed in the United States).

                            MICROPOLIS CORPORATION
                             21211 NORDHOFF STREET
                         CHATSWORTH, CALIFORNIA 91311

                                PROXY STATEMENT
                   FOR STOCKHOLDER ACTION BY WRITTEN CONSENT

  This Proxy Statement is furnished to the Stockholders by the Board of Directors of Micropolis Corporation, a Delaware corporation (the "Company"), for solicitation of the written consent of Stockholders to authorize and approve amendments to the Stock Option Plan for Executive and Key Employees of Micropolis Corporation (the "Employee Plan") and to the Amended and Restated Stock Option Plan for Independent Directors of Micropolis Corporation (the "Directors Plan").

  The amendment to the Employee Plan (the "Employee Plan Amendment") is to increase the number of shares of Common Stock authorized for issuance thereunder from 2,400,000 to 3,150,000. On September 20, 1995, the Board of Directors adopted, subject to approval by the stockholders by written consent in lieu of a meeting of stockholders, the proposed amendment. Attached to the Proxy Statement as Appendix A is Consent Resolution I, which provides for approval of the Employee Plan Amendment.

  The amendment to the Directors Plan (the "Directors Plan Amendment") is to add an additional provision for the automatic grant under this Plan of options to purchase 20,000 shares of the Company's Common Stock to a Director who is not an employee of the Company or any affiliate of the Company at the time such Director initially becomes Vice-Chairman of the Board. On September 20, 1995, the Board of Directors adopted, subject to approval by the stockholders by written consent in lieu of a meeting of stockholders, the proposed amendment. Attached to the Proxy Statement as Appendix B is Consent Resolution II, which provides for approval of the Directors Plan Amendment.

  It is anticipated that the mailing to stockholders of this Proxy Statement and the enclosed consent card will commence on or about October 2, 1995. The procedure for indicating approval of this Consent Resolution is described in detail in this Proxy Statement.

                              GENERAL INFORMATION

BACKGROUND

  At the Company's last Annual Meeting of Stockholders on April 26, 1995, the Company substantially changed the composition of its Board of Directors, and during 1995 there also has been significant changes in the Company's executive officers. In comparison to March 1995, three of the four directors are new to such service with the Company. This new Board also elected Mr. J. Larry Smart as President and Chief Executive Officer on July 10, 1995. Mr. Mabon, the Company's founder and President for 18 years, subsequently resigned as Chairman of the Board on August 18, 1995.

  The Compensation Committee of the Board of Directors believes that the incentive-based proportion of the total compensation plan for key employees should be greater than it has been in the past, and that such incentives should be much more closely aligned with the delivery of increased shareholder value.

  The Compensation Committee of the Board of Directors has thus reviewed all the Company's compensation plans, has made substantial option grants to the Company's key employees, including Mr. Smart, and has determined that additional option shares are required to help fill key vacancies for which the Company is presently recruiting, and/or which may occur in the normal course of business.

  The Board of Directors has also reviewed its own structure, and has determined that a position of Vice-Chairman of the Board to be filled by an independent director is appropriate at this time. The Vice-Chairman will assist in setting Board agendas, executing Board action items and acting as Chairman in the Chairman's absence. It is expected that the position of Vice-Chairman will require additional time and effort beyond that required of an independent director who does not serve in that capacity. In recognition of the additional responsibilities of the Vice-Chairman, the Board believes a Director who becomes Vice-Chairman should be compensated with an additional option grant.

VOTING SHARES AND VOTING RIGHTS

  Stockholders of record at the close of business on September 26, 1995 (the "Record Date"), are entitled to execute the Consent Resolutions. There were 15,546,879 shares of Common Stock of the Company outstanding on that date. Each share of the Common Stock is entitled to one vote. The approval of each Amendment requires execution of the corresponding Consent Resolution by the holders of a majority of the outstanding shares of the Common Stock of the Company.

  The beneficial ownership of the Company's Common Stock by certain beneficial owners and by each of the Company's directors, each of its five most highly-compensated officers and all executive officers and directors as a group is set forth below under "Security Ownership of Certain Beneficial Owners" and "Security Ownership of Management."

SOLICITATION OF WRITTEN CONSENTS

  Under the Company's By-Laws and Delaware law, any action which may be taken at any annual or special meeting of the Stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. The matters being considered by the Stockholders are being submitted for action by written consent, rather than by votes cast at a meeting. Attached to this Proxy Statement as Appendix A and Appendix B are the texts of the Consent Resolutions being submitted for Stockholder adoption by written consent. The Consent Resolutions provide for the approval of the Amendments which are more fully described under the captions "PROPOSED AMENDMENT TO THE STOCK OPTION PLAN FOR EXECUTIVE AND KEY EMPLOYEES OF MICROPOLIS CORPORATION" and "PROPOSED AMENDMENT TO THE AMENDED AND RESTATED STOCK OPTION PLAN FOR INDEPENDENT DIRECTORS OF MICROPOLIS CORPORATION" below. The Consent Resolutions will be effective on November 3, 1995, if sufficient written consents thereto are received by that date (the "Effective Date"). Written consents must be received by the Company on or before November 3, 1995.

  Stockholders are being requested to indicate approval of and consent to the adoption of the Consent Resolutions by executing the enclosed Consent Card and by checking the boxes which correspond to the action the Stockholder wishes to take. FAILURE TO CHECK ANY OF THE BOXES WILL, IF THE CONSENT CARD HAS BEEN SIGNED, CONSTITUTE APPROVAL AND CONSENT TO THE ADOPTION OF THE CONSENT RESOLUTIONS. The text of the Consent Resolutions have not been set out on the Consent Card itself because of space limitations. Nevertheless, signing and indicating approval on the Consent Card will be deemed to be written consent to the adoption of the Consent Resolutions.

  Execution of each of the Consent Resolutions by execution of the Consent Card will constitute your approval, as a Stockholder of the Company, of the corresponding Amendments. The discussion and description of these items in this Proxy Statement is qualified in its entirety by reference to the full text of each Consent Resolution. Stockholders who do not approve, and consent to the adoption, of either or both of the Consent Resolutions by execution of the Consent Card will nonetheless be bound by either or both of the Consent Resolutions if sufficient written consents are received by the Company on or before the Effective Date to approve such Consent Resolution or Consent Resolutions.

  The Board of Directors requests that each Stockholder execute, date and mail or deliver the Consent Card to D.F. King & Co., Inc., the Solicitor of the Company, or First Interstate Bank, at the following address, as appropriate:

     BENEFICIAL OWNERS                    DIRECT SHAREHOLDERS OF RECORD
     D.F. King & Co., Inc.                First Interstate Bank
     77 Water Street                      P.O. Box 4800
     New York, NY 10005-4495              Woodland Hills, CA 91365-9794


An addressed envelope is provided for your convenience in returning the Consent Card. Each Stockholder should indicate on the Consent Card the number of shares of Common Stock which the Stockholder is voting. The Consent Card should be returned as soon as possible for receipt no later than November 3, 1995.

  The Company will pay the entire cost of the preparation and mailing of this Proxy Statement and all other costs of this solicitation. Following the initial mailing of this Proxy Statement, the Company and its agents may also solicit proxies by mail, telephone, facsimile or in person; employees of the Company who assist in such activities will not receive additional compensation in connection therewith. D.F. King & Co., Inc. will receive approximately $8,000 for their solicitation services.

REVOCATION OF WRITTEN CONSENTS

  Any Consent Card executed and delivered by a Stockholder may be revoked by delivering written notice of such revocation prior to the Effective Date to the Company at the address set forth below, as appropriate. Consent Cards may not be revoked after the Effective Date.

     BENEFICIAL OWNERS                    DIRECT SHAREHOLDERS OF RECORD
     D.F. King & Co., Inc.                First Interstate Bank
     77 Water Street                      P.O. Box 4800
     New York, NY 10005-4495              Woodland Hills, CA 91365-9794

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

  The following table sets forth certain information, as of June 30, 1995, with respect to those known by the Company to be beneficial owners of more than five percent (5%) of the outstanding shares of the Company's Common Stock.

              NAME AND ADDRESS OF          AMOUNT AND NATURE OF PERCENT
               BENEFICIAL OWNER            BENEFICIAL OWNERSHIP OF CLASS
              -------------------          -------------------- --------
      Ryback Management Corporation(1)          1,980,500         13.7%
       7711 Carondelet Avenue
       Box 16900
       St. Louis, Missouri 63105
      State of Wisconsin Investment Board       1,466,000          9.6%
       P.O. Box 7842
       Madison, Wisconsin 53707
      First Pacific Advisors                    1,035,000          7.5%
       11400 West Olympic Boulevard
       Suite 1200
       Los Angeles, California 90064
      Richard C. Perry                          1,150,000          5.9%
       2635 Century Parkway, N.E.
       Suite 1000
       Atlanta, Georgia 30345

--------
(1) Shares held in a fiduciary capacity by Ryback Management Corporation and/or Lindner Fund, Inc. as of June 30, 1995. Amount beneficially owned:
    1,427,300 shares held by Linder Fund, Inc., and 553,200 shares managed by Ryback Management Corporation.

                       SECURITY OWNERSHIP OF MANAGEMENT

  The following table sets forth information regarding ownership of the Company's Common Stock as of July 31, 1995 by Directors, by each of the named Executive Officers and by all Executive Officers and Directors as a group:

                                        STOCK
                            TOTAL      OPTIONS                   TOTAL
                         UNEXERCISED EXERCISEABLE  COMMON      AMOUNT OF
                            STOCK     WITHIN 60    STOCK       BENEFICIAL     PERCENT
            NAME           OPTIONS     DAYS(3)    OWNED(1) OWNERSHIP(3)(4)(5) OF CLASS
            ----         ----------- ------------ -------- ------------------ --------
DIRECTORS
 J. Larry Smart.........   380,000         --         --            --          --
 Ericson M. Dunstan.....    70,000      10,000     59,250        65,250           *
 Chriss W. Street.......    30,000         --      26,700        26,700           *
 S. Kenneth Kannappan...    30,000         --         --            --          --
 Stuart P. Mabon(1).....    83,334      83,334    246,000       329,334         2.1%
EXECUTIVE OFFICERS(2)
 Taroon C. Kamdar.......   125,000      59,000        --         59,000           *
 All Executive Officers
  and Directors as a
  Group (11 persons,
  including those
  named)................   936,334     191,334    349,741       541,075         3.4%

--------
 *Less than 1%.
(1) Mr. Mabon resigned from the Board of Directors on August 18, 1995.

(2) Pursuant to applicable regulations of the Securities and Exchange Commission, information is presented with respect to certain individuals who were executive officers as of the end of the Company's last fiscal year. Information regarding the security ownership of the following named executive officers at the end of the previous fiscal year is not presented, because such individuals are no longer executive officers of the Company, and the Company does not have access to their share beneficial ownership records: Joel A. Appelbaum, Nigel C. McLeod, Dale J. Bartos.

(3) Information with respect to beneficial ownership is based on information furnished to the Company by each person included in this table. Except as indicated in the notes to the table, each stockholder included in the table has sole voting and dispositive power with respect to the shares shown to be beneficially owned by the stockholder.

(4) All of the stockholders included in this table reside in California. California has community property laws under which the spouse of a stockholder in whose name securities are registered may be entitled to share in the management of their community property which may include the right to vote or dispose of the shares.

(5) Includes installments of options to purchase shares of Common Stock that were exercisable on, or within 60 days after, July 31, 1995.

                           COMPENSATION OF DIRECTORS

  Each director who is not an officer of the Company is paid a retainer fee of $3,000 per quarter, an attendance fee of $2,000 per Board meeting attended, and a daily attendance fee of $1,000 for all committee meetings attended.

  In October 1987, the Board of Directors adopted the Directors Plan which was approved by the Stockholders of the Company in April 1988. As of July 31, 1995, there were options outstanding to purchase an aggregate of 173,334 shares of Common Stock. At the close of business on the date of each annual meeting of the Stockholders of the Company, each Director of the Company, who is not an employee of the Company or of any affiliate of the Company and who is reelected or continuing as a Director, is automatically granted an option to purchase 10,000 shares of the Company's Common Stock. In addition, when a person is initially elected to the Board, at an annual meeting of stockholders or at any other time, each such new Director who is not an employee of the Company or of any affiliate of the Company is automatically granted an option to purchase 30,000 shares of the Company's Common Stock. Also, when a person is initially appointed to the position of Vice-Chairman of the Board, at a meeting of the Board of Directors held in conjunction with the annual meeting of Stockholders or at any other time, such new Vice-Chairman, who is not an employee of the Company or of any affiliate of the Company, would be automatically granted an option to purchase 20,000 shares of the Company's Common Stock (subject to Stockholder approval of Consent Resolution II). See "Proposed Amendment to the Amended and Restated Stock Option Plan for Independent Directors of Micropolis Corporation" on page 11. Further Stockholder action will not be required with respect to such automatic option grants in the future. Options under the Directors Plan have an exercise price equal to the fair market value of the shares covered by the option on the date of grant, have a term of five years and become exercisable in three equal annual installments commencing one year after the date of grant.

                            EXECUTIVE COMPENSATION

CHIEF EXECUTIVE OFFICER 1995 COMPENSATION

  The Company has an Employment Agreement with Mr. Smart effective July 10, 1995 which provides for annual salary of $350,000, a cash bonus program requiring the achievement of certain key objectives, and the grant of an option to purchase 350,000 shares of the Company's Common Stock, pursuant to the Stock Option Plan for Executive and Key Employees of Micropolis Corporation.

CASH AND OTHER COMPENSATION

  The following table and accompanying notes show, for the Chief Executive Officer and the other four most highly-compensated executive officers of the Company for 1994, the compensation paid by the Company and its subsidiaries to such persons for services in all capacities during 1994 and the preceding two fiscal years.

                          SUMMARY COMPENSATION TABLE

                                                                 LONG TERM
                                  ANNUAL COMPENSATION           COMPENSATION
                        --------------------------------------- ------------
                                                     OTHER        OPTIONS
       NAME AND                                     ANNUAL        GRANTED       ALL OTHER
  PRINCIPAL POSITION    YEAR SALARY(5)  BONUS   COMPENSATION(6)   (SHARES)   COMPENSATION(7)
  ------------------    ---- --------- -------- --------------- ------------ ---------------
Stuart P. Mabon,
 President and          1994 $292,136  $    --      $  --          20,000        $11,798
 Chairman of the
  Board(1)              1993  296,871    22,860        --          50,000          3,933
                        1992  273,321   127,940        --             --          13,711
Taroon C. Kamdar,
 President,             1994  200,044    25,000      2,060         25,000         48,075
 Asia Pacific Division  1993  203,410    91,170      2,612            --             --
                        1992  175,032   219,406      6,318         10,000          4,364
Nigel C. Macleod,       1994  162,925    89,333        --           5,000            --
 Vice President--
  Engineering(2)        1993  157,993    32,000        --             --             --
                        1992   53,658       --         --          30,000            --
Joel A. Appelbaum,
 Executive              1994  165,421    50,000        --          60,000            --
 Vice President--Sales
  and Marketing(3)
Dale J. Bartos, Senior
 Vice President--       1994  185,484    15,000        --          15,000            --
 Finance and Chief
  Financial Officer(4)  1993  189,051     9,525        --             --             --
                        1992  179,072    71,644        --           7,000          4,364

--------

(1) Mr. Smart was elected by the Board of Directors to the position of President and Chief Executive Officer on July 10, 1995; Mr. Mabon later resigned as the Company's Chairman.
(2) Bonus amounts for Mr. Macleod in 1993 and 1994 are in accordance with his employment contract with the Company dated August 10, 1992. Mr. MacLeod resigned from the Company on July 28, 1995.
(3) Mr. Appelbaum resigned from the Company on March 2, 1995.
(4) Mr. Bartos resigned from the Company on March 17, 1995.
(5) Includes amounts contributed by each person named through salary reduction under the Micropolis Corporation Employee Savings and Retirement Plan (the "Section 401(k) Plan"). The 1993 salary year included 53 weeks.
(6) Amounts represent reimbursement during the fiscal year for the payment of taxes.
(7) Amounts for Mr. Mabon include payoff of accrued vacation of $11,798, $3,933 and $9,347 in 1994, 1993 and 1992, respectively. Amounts for Mr. Kamdar include cash payment of $48,075 relating to his overseas assignment. Amounts in 1992 include the Company's contributions of $4,364 to the Section 401(k) Plan on behalf of Mr. Mabon, Mr. Kamdar and Mr. Bartos.

  The Company has a severance pay agreement with Mr. Kamdar and had a severance pay agreement with Mr. Appelbaum which provide for payments to such persons in the event their employment is terminated by the Company for reasons other than cause. At December 30, 1994, the aggregate commitments pursuant to the agreements were approximately $100,000 and $200,000 for Mr. Kamdar and Mr. Appelbaum, respectively. The commitment to Mr. Kamdar is for six months base salary and performance bonus. The commitment for Mr. Appelbaum during his first year of employment was for one year base salary. After his first year of employment, the commitment to Mr. Appelbaum was for six months base salary.


STOCK OPTIONS

  In October 1987, the Board of Directors adopted the Employee Plan. The Employee Plan was approved by stockholders in April 1988. The Employee Plan is administered by the Compensation Committee of the Board of Directors of the Company. Under the Employee Plan, full-time employees of the Company and of any subsidiary of the Company are eligible to receive grants of non-qualified stock options and incentive stock options (as defined in Section 422 of the Internal Revenue Code (the "Code")). Further information about the Employee Plan is contained in the section entitled "Proposed Amendment to the Stock Option Plan for Executive and Key Employees of Micropolis Corporation."


  The following table sets forth information regarding stock options granted in 1994 to each of the named executive officers.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                   GRANT DATE
                                                                     PRESENT
                       INDIVIDUAL GRANTS                            VALUE(4)
---------------------------------------------------------------- ---------------
                                  % OF TOTAL
                                   OPTIONS
                  OPTIONS GRANTED GRANTED TO EXERCISE EXPIRATION
      NAME          (SHARES)(3)   EMPLOYEES   PRICE      DATE      5%      10%
      ----        --------------- ---------- -------- ---------- ------- -------
Stuart P. Mabon.      20,000         4.2%     $5.625   10/9/95   $   --  $   --
Taroon C.
 Kamdar.........      25,000         5.2%     $5.625   2/16/99   $38,852 $85,853
Nigel C.
 Macleod(1).....       5,000         1.0%     $5.625   Expired   $   --  $   --
Joel A.
 Appelbaum(2)...      60,000        12.6%     $5.625   Expired   $   --  $   --
Dale J.
 Bartos(2)......      15,000         3.1%     $5.625   Expired   $   --  $   --

--------
(1) Mr. Macleod acquired 1,000 shares of Common Stock on exercise on July 31, 1995. His remaining options expired unexercised.
(2) Options expired unexercised.
(3) The per share exercise price of all options granted is the fair market value of the Company's Common Stock on the date of grant. Options have a term of five years and become exercisable in three to five equal installments, each of which accrues at the end of each year after the grant date except for the fifth installment, which accrues 60 days before the expiration date.
(4) The potential realizable value is calculated from the exercise price per share, assuming the market price of the Company's Common Stock appreciates in value at the stated percentage rate from the date of grant to the expiration date. Actual gains, if any, are dependent on the future market price of the Common Stock.

  The following table sets forth information regarding stock option exercises and year-end stock option values for each of the named executive officers for 1994.

  OPTION EXERCISES IN LAST FISCAL YEAR AND OPTION VALUES AT DECEMBER 30, 1994

                                                                             VALUE OF UNEXERCISED
                                                   NUMBER OF UNEXERCISED        "IN-THE-MONEY'
                                                       STOCK OPTIONS           STOCK OPTIONS(1)
                                                 ------------------------- -------------------------
                           SHARES
                          ACQUIRED      VALUE
          NAME           ON EXERCISE REALIZED(1) EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
          ----           ----------- ----------- ----------- ------------- ----------- -------------
Stuart P. Mabon.........      --           --      66,667       53,333       $79,201     $143,359
Taroon C. Kamdar........      --           --      41,500       43,500       $41,615     $ 98,741
Nigel C. Macleod........      --           --      12,000       23,000       $ 5,256     $ 24,449
Joel A. Appelbaum.......      --           --         --        60,000           --      $198,780
Dale J. Bartos..........   18,000      $95,634     17,800       24,200       $14,171     $ 56,100

--------
(1) Market value of underlying Common Stock on date of exercise or fiscal year-end, minus the option exercise price. The share price as of December 30, 1994 was $8.938.

  On February 25, 1993, as an inducement to his employment, the Company loaned Mr. Macleod the $180,000 to facilitate his relocation to Southern California. As of December 30, 1994, $120,000 was outstanding on the loan. The loan was free of interest during Mr. Macleod's employment by the Company and after such time interest accrues at 9% per annum. The loan is secured by Mr. Macleod's home in Southern California.

PROPOSED AMENDMENT TO THE STOCK OPTION PLAN FOR EXECUTIVE AND KEY EMPLOYEES OF
                            MICROPOLIS CORPORATION

  The Stockholders of the Company are being asked to approve an amendment to the Employee Plan. The Employee Plan was adopted by the Board of Directors in October 1987 and approved by the stockholders in April 1988. The proposed amendment will increase from 2,400,000 to 3,150,000 the number of shares authorized for issuance on exercise of options under the Employee Plan. The terms of the proposed amendment were approved by the Board of Directors at a meeting of the Board on September 20, 1995.

  The principal features of the Employee Plan are summarized below, but the summary is qualified in its entirety by reference to the Employee Plan itself. Copies of the Employee Plan can be obtained by making written request of the Company's Secretary.

GENERAL

  The Employee Plan authorizes the granting of "incentive stock options," as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and non-qualified stock options. The Employee Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974 ("ERISA") and is not a qualified plan under Section 401(a) of the Code. Proceeds received by the Company from the sale of the Company's Common Stock pursuant to the exercise of options will be used for general corporate purposes. The purposes of the Employee Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to certain key employees of the Company or any parent or subsidiary of the Company which now exists or hereafter is organized or acquired by or acquires the Company, and to promote the success of the Company.

  Options granted under the Employee Plan are evidenced by written Stock Option Agreements between the optionee and the Company. Each person receiving an option under the Employee Plan is required by the terms of the Employee Plan (as consideration for the option and as an inducement to the Company to grant the option) to agree in writing that he will remain in the employ of the Company or one of its subsidiaries for a period of at least one year following the date the option is granted, without, however, obligating the Company or its subsidiaries to continue the employment relationship with the optionee during such period. Stock Option Agreements evidencing options granted under the Employee Plan must be consistent with the Employee Plan but need not contain identical provisions.

SHARES SUBJECT TO THE EMPLOYEE PLAN

  A maximum of 3,150,000 shares of the Company's Common Stock may be issued upon exercise of options granted under the Employee Plan, subject to the approval of the amendment to the Employee Plan by the Stockholders. Subject to such overall limitation, there is no restriction as to the maximum number of options that may be granted to any optionee or as to the maximum number of shares which may be issued to any optionee, except that the aggregate fair market value of the stock (determined as of the date of grant) with respect to which incentive stock options are exercisable for the first time by any optionee during any calendar year (under the Employee Plan and all other incentive stock option plans of the Company and its subsidiaries) shall not exceed $100,000. The Employee Plan provides for appropriate adjustments in the number and kind of shares subject to the Employee Plan and to outstanding options in the event of a stock split, stock dividend or certain other similar changes in the Company's Common Stock and in the event of a merger, consolidation or certain other types of recapitalizations.

  As a condition to the grant of an option, an optionee may be required to surrender for cancellation some or all of the unexercised options previously granted to him under the Employee Plan. Options conditioned upon such surrender may have a lower or higher option price than the option price of the surrendered option, may cover the same (or a lesser or greater) number of shares as the surrendered option and may contain such other terms as may be determined without regard to the terms of the surrendered option.

  In the event options granted under the Employee Plan expire or terminate, the unpurchased shares of Common Stock covered thereby will become available for the grant of additional options.

PARTICIPATION IN THE EMPLOYEE PLAN

  The Compensation Committee has determined that additional shares authorized for issuance on exercise of options under the Employee Plan are required to help fill key vacancies for which the Company is presently recruiting and the Compensation Committee intends to make such option grants a meaningful portion of the compensation of these new employees.

  Any executive or other key employee of the Company and of any subsidiary of the Company (a total of approximately 378 employees out of a total of 1,965 as of July 31, 1995) is eligible for participation in the Employee Plan, including any employee who is a director of the Company. No option may be granted to any employee who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or its subsidiaries.

ADMINISTRATION OF THE OPTION PLAN

  The Employee Plan is administered by the Compensation Committee of the Board of Directors of the Company. The Committee is authorized to determine which individuals are executive or key employees, to select from among such individuals the persons to whom options should be granted, to determine the number of shares to be subject to such options, to designate whether options should be incentive or non-qualified stock options and to establish the terms and conditions of such options consistent with the Employee Plan. The Committee is also authorized to adopt, amend and rescind rules relating to the administration of the Employee Plan and to interpret the terms of options. The costs of administering the Employee Plan are paid by the Company.

EXERCISE OF OPTIONS

  Options under the Employee Plan are exercisable in installments in such amounts (which may be cumulative) as the Committee shall provide in the terms of each Stock Option Agreement. Subject to the following, the expiration date, maximum number of shares purchasable, the conditions to exercise and the other provisions of individual Stock Option Agreements are established by the Committee at the time of grant. Option terms may not exceed ten years. No option may be exercised in whole or in part during the first six months after such option is granted. No portion of an option which is unexercisable upon the termination of employment of the optionee for any reason shall thereafter become exercisable.

  Generally, and subject to the terms of the optionee's individual Stock Option Agreement, options which are exercisable upon a termination of an optionee's employment with the Company or its subsidiaries expire 90 days following such termination. However, options may be exercised within one year after an optionee becomes permanently and totally disabled and, in the event the optionee's employment is terminated by reason of his death or in the event the optionee dies within 30 days following his termination, the option may be exercised within one year after death by the executors or administrators of the optionee's estate or his successors by will or the laws of descent and distribution.

  The exercise prices of options are fixed by the Committee, but may not be less than 100% of the fair market value of the Company's Common Stock on the date of grant. To exercise an option, the optionee must deliver to the Company a written notice of exercise and full payment in cash of the exercise price for the shares as to which the option is being exercised (with the consent of the Committee, shares of the Company's Common Stock owned by the optionee or issuable upon exercise of the option, valued at fair market value, may also be used to make all or part of such payment).

ASSIGNMENT

  No option granted under the Employee Plan may be assigned or transferred by the optionee except upon death. During the lifetime of the optionee, the option may only be exercised by him.

MERGER OR CONSOLIDATION

  In its absolute discretion, and on such terms and conditions as it deems appropriate, the Committee may provide by the terms of any Stock Option Agreement that such option cannot be exercised after the merger or consolidation of the Company with or into another corporation, the acquisition by another person or entity of all or substantially all of the Company's assets or 80% or more of its outstanding voting stock, or the dissolution or liquidation of the Company. The Committee may also provide (subject to certain limitations relating to incentive stock options under the Code as discussed above) either by the terms of a Stock Option Agreement or by resolution adopted prior to the occurrence of such merger, consolidation, acquisition, liquidation or dissolution, that, for some period prior to such event, such option shall be exercisable as to all shares covered thereby.

TERM OF EMPLOYEE PLAN AND AMENDMENTS

  The Employee Plan expires on October 28, 1997 unless sooner terminated by the Board of Directors. The Board may at any time amend or otherwise modify, suspend or terminate the Employee Plan, except that any amendment which would
(i) increase the number of shares for which options may be granted (except pursuant to adjustments provided for in the Employee Plan); (ii) change the standards for eligibility for participants; (iii) reduce the minimum price for which options may be granted; or (iv) extend the period during which the Employee Plan is in effect, must be approved by the stockholders.

OPTIONS OUTSTANDING UNDER THE EMPLOYEE PLAN

  As of July 31, 1995 (subject to the approval of the amendment to the Employee Plan by the stockholders), there were options outstanding to purchase an aggregate of 1,619,460 shares of Common Stock and there were 753,931 shares available for future grant under the Employee Plan. The market value of the shares of Common Stock represented by options outstanding under the Employee Plan was $10,728,923 as of July 31, 1995. No options may be granted under the Employee Plan to purchase in excess of 2,400,000 shares of Common Stock unless the stockholders of the Company approve the amendment to the Employee Plan.

FEDERAL INCOME TAX CONSEQUENCES

  The Federal income tax discussion set forth below is intended for general information only. State and local income tax consequences are not discussed, and may vary from locality to locality.

  Non-Qualified Stock Options. For Federal income tax purposes, the recipient of non-qualified stock options granted under the Employee Plan will not realize taxable income upon the grant of the option, nor will the Company then be entitled to any deduction. Generally, upon exercise of non-qualified stock options the optionee will realize ordinary income and, subject to Section 162(m) of the Code, the Company will be entitled to a deduction in an amount equal to the difference between the option exercise price and the fair market value of the stock at the date of exercise. The Company will be required to withhold taxes on the ordinary income realized by an optionee upon exercise of non-qualified stock options in order to be entitled to the tax deduction. An optionee's basis for the stock for purposes of determining his gain or loss on his subsequent disposition of the shares generally will be the fair market value of the stock on the date of exercise of the non-qualified stock option.

  Incentive Stock Options. There is no taxable income to an employee when an incentive stock option is granted to him or when that option is exercised; however, generally the amount by which the fair market value of the shares at the time of exercise exceeds the option price will be included in the optionee's alternative minimum taxable income upon exercise unless the stock acquired is not transferable or is subject to a substantial risk of forfeiture, in which case no amount is included in alternative minimum taxable income until the stock is transferable or there is no longer a substantial risk of forfeiture. If stock received on exercise of an incentive stock option is disposed of in the same year the option was exercised, and the amount realized is less than the stock's fair market value at the time of exercise, the amount includible in alternative minimum taxable income does not exceed the amount realized on the sale or exchange of the stock, less the taxpayer's basis in such stock. Gain realized by an optionee upon sale of stock issued on exercise of an incentive stock option is taxable as long-term capital gain, and no tax deduction is available to the Company, unless the optionee disposes of the shares within two years after the date of grant of the option or within one year of the date the shares were transferred to the optionee. In such event the difference between the option exercise price and the fair market value of the shares on the date of the option's exercise will be taxed at ordinary income rates, and, subject to Section 162(m) of the Code, the Company will be entitled to a deduction to the extent the employee must recognize ordinary income.

RECOMMENDATION OF THE BOARD OF DIRECTORS

  The affirmative vote of a majority of the shares outstanding on the Record Date is required to approve the adoption of this amendment. The Board of Directors has adopted the amendment and recommends a vote FOR approval of the amendment to the Employee Plan which increases the number of shares authorized for issuance upon exercise of options granted under the Employee Plan from 2,400,000 to 3,150,000.

     PROPOSED AMENDMENT TO THE AMENDED AND RESTATED STOCK OPTION PLAN FOR
                INDEPENDENT DIRECTORS OF MICROPOLIS CORPORATION

  The Stockholders of the Company will be asked to approve an amendment to the Directors Plan. The Directors Plan was adopted by the Board of Directors in October 1987, approved by the stockholders in April 1988 and amended in April 1995. The proposed amendment will add a provision for automatic granting of options under the Directors Plan when a Director who is not an employee of the Company or any affiliate of the Company becomes Vice-Chairman of the Board, as described below. The Board of Directors approved the terms of the proposed amendment on September 20, 1995.

  The principal features of the Directors Plan are summarized below. Copies of the Directors Plan can be obtained by making written request of the Company's Secretary.

PARTICIPATION IN THE DIRECTORS PLAN

  It is proposed that the Directors Plan be amended so that when a Director of the Company, who is not an employee of the Company or of any affiliate of the Company, is initially appointed to the position of Vice-Chairman of the Board, at a meeting of the Board of Directors in conjunction with an annual meeting of stockholders or at any other time, such Director automatically shall be granted an option to purchase 20,000 shares of the Company's Common Stock at the close of business on the date of his or her appointment to the position of Vice-Chairman of the Board. If this amendment is approved by the stockholders, further stockholder action would not be required with respect to such automatic option grants in the future. It is the present intention of the Board of Directors to appoint Chriss N. Street to the position of Vice-Chairman of the Board, with the result that Mr. Street would thereby receive such an option grant, subject to stockholder approval of this amendment.

  Pursuant to the Directors Plan as presently in effect, each Director of the Company, who is not an employee of the Company or of any affiliate of the Company and who is reelected or continuing as a Director, automatically is granted an option to purchase 10,000 shares of the Company's Common Stock at the close of business on the date of each annual meeting of the stockholders of the Company. In addition, when a person is initially elected to the Board, at an annual meeting of stockholders or at any other time, each such new Director who is not an employee of the Company or of any affiliate of the Company automatically is granted an option to purchase 30,000 shares of the Company's Common Stock at the close of business on the date of his or her election to the Board. Further stockholder action is not required with respect to such automatic option grants.

  Generally, options which are exercisable upon a termination of a director's directorship with the Company expire three months following such termination. Options may, however, be exercised within one year by the executors or administrators of the director's estate or his successors by will or the laws of descent and distribution in the event the director's directorship is terminated by reason of his death or if the director dies within the three-month period following termination of his directorship.

  The exercise prices of options automatically granted would be equal to 100% of the fair market value of the Company's Common Stock on the date of grant. To exercise an option, the directors must deliver to the Company a written notice of exercise and full payment in cash of the exercise price for the shares as to which the option is being exercised.

OPTIONS OUTSTANDING UNDER THE DIRECTORS PLAN

  At July 31, 1995, there were options outstanding to purchase an aggregate of 173,334 shares of Common Stock and there were 81,666 shares available for future issuance under the Directors Plan. The market value of the shares of Common Stock represented by options outstanding under the Directors Plan was $1,148,338 as of July 31, 1995.

FEDERAL INCOME TAX CONSEQUENCES

  The Federal income tax discussion set forth below is intended for general information only. State and local income tax consequences are not discussed, and may vary from locality to locality.

  For Federal income tax purposes, the recipient of non-qualified stock options granted under the Directors Plan will not realize income upon the grant of the option, nor will the Company then be entitled to any deduction. Generally, upon exercise of non-qualified stock options the optionee will realize ordinary income, and, subject to Section 162(m) of the Code, the Company will be entitled to a deduction, in an amount equal to the difference between the option exercise price and the fair market value of the stock at the date of exercise of non-qualified stock options in order to be entitled to the tax deduction. An optionee's basis for the stock for purposes of determining his gain or loss on his subsequent disposition of the shares generally will be the fair market value of the stock on the date of exercise of the non-qualified stock option.

RECOMMENDATION OF THE BOARD OF DIRECTORS

  The affirmative vote of a majority of the shares outstanding on the Record Date is required to approve the adoption of this amendment. The Board of Directors has adopted the amendment and recommends a vote FOR approval of the amendment to the Directors Plan which adds the provision for the automatic grant of future options under the Directors Plan when a Director who is not an employee of the Company or of any affiliate of the Company, upon the terms and conditions set forth in the Directors Plan as summarized above.

  ALL STOCKHOLDERS ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ACCOM-PANYING CONSENT CARD IN THE ENCLOSED ENVELOPE.

                                       ERICSON M. DUNSTAN
                                       Secretary
DATED: September 29, 1995

                                  APPENDIX A

                             CONSENT RESOLUTION I

  WHEREAS an amendment to the Stock Option Plan for Executive and Key Employees of Micropolis Corporation to increase the aggregate number of shares of the Company's authorized but unissued Common Stock that may be issued upon exercise of options granted thereunder from 2,400,000 to 3,150,000 was approved by the Board of Directors of Micropolis Corporation on September 20, 1995, and the Board of Directors has directed that such amendment be submitted to the Stockholders of the Company for their approval or disapproval with the recommendation of the Board of Directors to the Stockholders that they approve such amendments.

  NOW, THEREFORE, BE IT HEREBY RESOLVED, that such amendment to the Stock Option Plan for Executive and Key Employees of Micropolis Corporation is approved by the stockholders of the Company as of November 3, 1995.

                                  APPENDIX B

                             CONSENT RESOLUTION II

  WHEREAS an amendment to the Amended and Restated Stock Option Plan for Directors of Micropolis Corporation to provide for the automatic grant of an option to purchase 20,000 shares of the Company's Common Stock to a Director of the Company, who is not an employee of the Company or of any affiliate of the Company, when he or she is initially appointed to the position of Vice-Chairman of the Board, at an annual meeting of Stockholders or at any other time, was approved by the Board of Directors of Micropolis Corporation on September 20, 1995, and the Board of Directors has directed that such amendment be submitted to the Stockholders of the Company for their approval or disapproval with the recommendation of the Board of Directors to the Stockholders that they approve such amendment.

  NOW, THEREFORE, BE IT HEREBY RESOLVED, that such amendment to the Amended and Restated Stock Option Plan for Directors of Micropolis Corporation is approved by the stockholders of the Company as of November 3, 1995.

        THIS CONSENT IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

                             MICROPOLIS CORPORATION

   CONSENT CARD FOR ACTION BY WRITTEN CONSENT OF STOCKHOLDERS TO BE EFFECTIVE
                                NOVEMBER 3, 1995

  1. Proposed Consent Resolution I approving amendment to the Stock Option Plan for Executive and Key Employees of Micropolis Corporation.

                     FOR [_]    AGAINST [_]    ABSTAIN [_]

  2. Proposed Consent Resolution II approving amendment to the Amended and Restated Stock Option Plan for Directors of Micropolis Corporation.

                     FOR [_]    AGAINST [_]    ABSTAIN [_]

                   (continued and to be signed on other side)



  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE ABOVE PROPOSALS. FAILURE TO CHECK ANY OF THE BOXES WITH RESPECT TO A PROPOSAL WILL, IF THIS CONSENT CARD HAS BEEN SIGNED AND DATED, CONSTITUTE APPROVAL OF AND CORRESPONDING CONSENT TO THE ADOPTION OF THE CONSENT RESOLUTION.


              --------------         -------------
               Consent Card            Number of
                  Number                 Shares

                                            Dated: ......................, 1995

                                            -----------------------------------

                                            -----------------------------------
                                             (Signature(s) of Stockholder(s))

                                            (NOTE--Please sign exactly as your
                                            name or names appear on the label.
                                            If more than one name appears, all
                                            persons so designated should sign.
                                            When signing in a representative
                                            capacity, please give your full
                                            title.)

               Please return promptly in the enclosed envelope, which requires no postage if mailed in the U.S.A.

                        DO NOT FOLD, STAPLE OR MUTILATE